                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): August 7, 2007

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On August 7, 2007, CSP Inc. (the "Company") issued a press release announcing its financial results for the third quarter and year to date fiscal year 2007 which ended June 30, 2007. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated August 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 8, 2007 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES THIRD-QUARTER FISCAL 2007 FINANCIAL RESULTS

Company Reports Fifth Consecutive Quarter of Growth on Strength of
MODCOMP and MultiComputer Sales

BILLERICA, MA, August 7, 2007 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter of fiscal 2007 ended June 30, 2007.

For the third quarter of fiscal 2007, CSP Inc. sales increased 40% to $25.9 million from $18.6 million in the third quarter of fiscal 2006. Net income for the third quarter of fiscal 2007 was $882 thousand, or $0.22 per diluted share, compared with a net loss of $44 thousand, or $0.01 per share, in the third quarter of fiscal 2006.

For the first nine months of fiscal 2007, CSP Inc. sales increased 28% to $65.9 million from $51.3 million for the first nine months of fiscal 2006. Net income for the first nine months of fiscal 2007 grew 377% to $2.1 million, or $0.54 per diluted share, from net income of $443 thousand, or $0.12 per diluted share, in the first nine months of fiscal 2006.

"We hit on all cylinders in the third quarter and achieved our fifth consecutive quarter of year-over-year revenue growth," stated Alexander R. Lupinetti, CSP chairman and chief executive officer.

"Our Systems segment performed well in the quarter, due primarily to shipments to Raytheon related to our existing supply contract for FastCluster 220R MultiComputers," said Lupinetti. "We have now shipped $9.4 million of product and services to Raytheon and expect to ship the remaining systems under the approximately $18 million contract in the current fourth fiscal quarter."

"In our Service and Systems Integration segment, MODCOMP also achieved another impressive quarter, driven by continued sales growth by our German subsidiary and the Systems and Solutions Division (SSD)," added Lupinetti. "We are enthusiastic about our recently launched "Information Lifecycle Management" professional consulting practice in Germany. To capitalize on the demand for these consulting services, we have hired five new professionals to focus on Identity Management, Archiving and Network Migration. This new practice is an ideal complement to our "Security" and "Data Storage" practices both in terms of expertise and customer needs."

"During the third quarter we reduced the workforce in our UK subsidiary in order to lower overhead and focus on our higher margin custom software development solutions," said Lupinetti. "This should enhance the level of profitability in the UK and for MODCOMP overall. MODCOMP's Systems and Solutions Division (SSD) also continues to report strong sales. We are focused on hiring salespeople to capitalize on the healthy demand for SSD's cutting edge IT infrastructure solutions."

"Looking ahead, our visibility into our Systems segment is limited as a result of uncertainty regarding defense appropriations for strategic programs due to shifting military tactical priorities," said Lupinetti. "At the same time, our ability to meet Raytheon's high quality and performance needs and strict deadline requirements strongly positions CSP for future military procurement opportunities. In addition, we are receiving positive preliminary feedback on our new FastCluster 3000 Series MultiComputers."

"We are enthusiastic about our prospects as we enter the final quarter of what has been an excellent year for CSP thus far. We are looking forward to completing delivery of our FastCluster 200R shipments to Raytheon and MODCOMP is positioned well in each of its businesses to capitalize on strong market demand," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, the timing of shipments to Raytheon, the strong demand environment for MODCOMP's SSD and Germany subsidiary, hiring efforts at SSD, and the potential of MODCOMP's new Identity and Access Management professional services practice. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970 and which includes the fiscal 2003 acquisition of Technisource, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	September 30,
	2007	2006
Assets
Current assets:
Cash and short-term investments	$14,047	$10,856
Accounts receivable, net	12,388	10,316
Inventories	9,476	7,407
Other current assets	3,233	3,036
Total current assets	39,144	31,615
Property, equipment and improvements, net	1,084	1,141
Other assets	5,386	5,694
Total assets	$45,614	$38,450

Liabilities and Shareholders' Equity
Current liabilities	15,397	12,016

Pension and retirement plans	7,810	7,283
Deferred income taxes	268	236

Shareholders' equity	22,139	18,915
Total liabilities and shareholders' equity	$45,614	$38,450

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /----Nine months ended----/
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Sales:
Product	$21,871	$14,468	$54,929	$41,342
Service	4,073	4,088	10,964	9,957
Total sales	25,944	18,556	65,893	51,299

Cost of Sales:
Product	16,837	12,588	42,217	33,388
Service	3,405	2,571	8,131	6,698
Total cost of sales	20,242	15,159	50,348	40,086

Gross profit	5,702	3,397	15,545	11,213

Operating expenses:
Engineering and development	665	500	1,838	1,579
Selling, general & administrative	3,762	2,983	10,317	9,244
Total operating expenses	4,427	3,483	12,155	10,823

Operating income (loss)	1,275	(86)	3,390	390

Other income, net	332	68	502	304

Income (loss) before income taxes	1,607	(18)	3,892	694
Provision for income taxes	725	26	1,777	251

Net Income (loss)	$ 882	($44)	$2,115	$443

Net income (loss) per share - basic	$0.23	($0.01)	$0.56	$0.12
Weighted average shares outstanding - basic	3,810	3,685	3,761	3,682

Net income (loss) per share - diluted	$0.22	($0.01)	$0.54	$0.12
Weighted average shares outstanding - diluted	3,967	3,685	3,926	3,791